UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2004 (October 14, 2004)

BURZYNSKI RESEARCH INSTITUTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23425	No. 76-0136810
(Commission File Number)	(IRS Employer Identification No.)

9432 Old Katy Road, Suite 200, Houston, Texas	77055
(Address of Principal Executive Offices)	(Zip Code)

(713) 335-5697

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c):         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2004, Burzynski Research Institute, Inc., a Delaware corporation (“BRI”), announced that its Board of Directors appointed Mr. Dudley R. Anderson as Chief Financial Officer of BRI. Mr. Anderson brings nearly thirty years of corporate financing experience to the management team.  His expertise includes raising capital, risk assessment, financial, economic and competitive analysis, budgeting and forecasting and strategic business development.  He received his B.A. in Economics and M.B.A. in Finance and Marketing from the University of Connecticut.  During the past five years, Mr. Anderson has served as General Manager of DRACO, Ltd. in Houston, TX, as well as General Manager – Advanced Technology of Cooperheat-MQS, Inc. in Houston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

Date: October 14, 2004	By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
Chairman, President, and Secretary